                                                                     Exhibit 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036

                                                     ________________, 2005

Allied Security Holdings LLC
Allied Security Finance Corp.
3606 Horizon Drive
King of Prussia, PA 19406

                  RE:  Allied Security Holdings LLC and Allied Security
                       Finance Corp. Registration Statement on Form S-4
                       ------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Allied Security Holdings LLC, a
Delaware limited liability company (the "Company"), Allied Security Finance
Corp., a Delaware corporation ("Allied Finance" and, together with the Company, the "Issuers"), and the subsidiaries of the Company listed on Schedule I hereto
(the "Guarantors"), in connection with the public offering of the Issuers'
$180,000,000 aggregate principal amount of 11.375% Senior Subordinated Notes due
2011 (the "Exchange Notes") and the related guarantees (the "Guarantees"). The
Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange
Offer") in exchange for a like principal amount of the issued and outstanding
11.375% Senior Subordinated Notes due 2011 of the Issuers (the "Original Notes")
under the Indenture dated as of July 14, 2004 (the "Indenture"), between Allied
Security Escrow Corp. ("Escrow Corp") and The Bank of New York, as trustee (the
"Trustee"), as supplemented by the First Supplemental Indenture, dated as of
August 2, 2004 (the "First Supplemental Indenture"), among the Issuers and the
Trustee, and the Second Supplemental Indenture, dated as of August 2, 2004 (the
"Second Supplemental Indenture"), among the Issuers, the Guarantors and the
Trustee and as contemplated by the Registration Rights Agreement, dated as of
July 14, 2004 (the "Registration Rights Agreement"), between Escrow Corp and
Bear, Stearns & Co. Inc. Pursuant to an Assumption Agreement, dated as of August
2, 2004, among the Company, Allied Finance and the Guarantors, the Issuers
assumed the obligations of Escrow Corp under the Indenture and Registration
Rights Agreement.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         i.       the Registration Statement on Form S-4 (File No. 333-119127)
                  relating to the Exchange Notes and the Guarantees filed on
                  September 20, 2004 with the Securities and Exchange Commission
                  (the "Commission") and Amendment No. 1 to the Registration
                  Statement on Form S-4 filed on January 10, 2005 with the
                  Commission (as so amended, the "Registration Statement");

         ii.      an executed copy of the Registration Rights Agreement;

         iii.     an executed copy of each of the Indenture, the First
                  Supplemental Indenture and the Second Supplemental Indenture;

         iv.      the Certificate of Formation of the Company, dated as of July
                  16, 2004;

         v.       the Operating Agreement of the Company, dated as of August 2,
                  2004;

         vi.      certain resolutions adopted by the Board of Managers of the
                  Company relating to the Exchange Offer, the issuance of the
                  Exchange Notes, the Indenture and related matters;

         vii.     the Certificate of Incorporation of Allied Finance, dated as of July 16, 2004;

         viii.    the By-Laws of Allied Finance, dated as of July 16, 2004;

         ix.      certain resolutions adopted by the Board of Directors of
                  Allied Finance relating to the Exchange Offer, the issuance of the Exchange Notes, the Indenture and related matters;

         x.       the certificate of formation (or other constituent documents, as applicable) and operating agreements (or limited
                  partnership agreements, as applicable) of each of the
                  Guarantors;

         xi.      certain resolutions of the sole member or general partner, as applicable, of each of the Guarantors relating to the Exchange

                  Offer, the issuance of the Guarantees, the Indenture and
                  related matters;

         xii.     the Statement of Eligibility and Qualification on Form T-1
                  under the Trust Indenture Act of 1939, as amended, of the
                  Trustee, filed as an exhibit to the Registration Statement;
                  and

         xiii.    the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Issuers and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others and of public officials.

         Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the
Delaware Revised Uniform Limited Partnership Act and the laws of the State of
New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

         The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

         (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

         (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transaction contemplated thereby.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange
Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture, as supplemented as of the date of this opinion, and have been issued and delivered upon consummation of the
Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Issuers and each of the Guarantors, respectively, enforceable against the Issuers and each of the Guarantors, respectively, in accordance with their terms.

         In rendering the opinion set forth above, we have assumed that the execution and delivery by Escrow Corp of the Indenture, the execution and delivery by the Issuers of the First Supplemental Indenture, the Second
Supplemental Indenture, and the Exchange Notes, the consummation by the Issuers and the Guarantors of the Exchange Offer, the execution and delivery by each of the Guarantors of the Second Supplemental Indenture and the performance by each of the Issuers and the Guarantors of their respective obligations under the
Exchange Notes and the Guarantees, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuers or the Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Issuers and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the
Registration Statement. In giving this consent, we do not thereby admit that we are included in

the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP

                                   SCHEDULE I

                                   Guarantors

SpectaGuard Acquisition LLC, a Delaware limited liability company

Professional Security Bureau LLC, a Delaware limited liability company

Effective Management Services LLC, a Delaware limited liability company

Allied Security LLC, a Delaware limited liability company

Barton Protective Services LLC, a Delaware limited liability company

Allied Security LP, a Delaware limited partnership